Exhibit 10.44.5

AMENDED AND RESTATED LETTER AGREEMENT NO. 3

TO AIRBUS A330/A350XWB PURCHASE AGREEMENT

As of November 22, 2010

Hawaiian Airlines, Inc.

3375 Koapaka Street

Suite G-350

Honolulu, Hawaii  96819

USA

Re:  [**]

Ladies and Gentlemen,

Hawaiian Airlines, Inc. (the “Buyer”), and AIRBUS S.A.S. (the “Seller”), have entered into an Airbus A330/A350XWB Purchase Agreement dated as January 31, 2008, as amended by Amendment No. 1 dated as of June 26, 2008, Amendment No. 2 dated as of November 27, 2009, Amendment No. 3 dated as of March 3, 2010, Amendment No. 4 dated as of August 3, 2010 and Amendment No. 5 of even date herewith (the “Agreement”), which covers, among other things, the sale by the Seller and the purchase by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement.  The Buyer and the Seller have agreed to set forth in this Amended and Restated Letter Agreement No. 3 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft.  Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement.  The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Confidential

1.                                      DEFINITIONS

[**]

7.                                      ASSIGNMENT

This Letter Agreement and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, not to be unreasonably withheld or delayed, or as may otherwise be permitted under Clause 20.2 of the Agreement, and any attempted assignment or transfer in contravention of the provisions of this Paragraph will be void and of no force or effect.

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Confidential

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below.

Very truly yours,

AIRBUS S.A.S.

By:

Its:

Accepted and Agreed

Hawaiian Airlines, Inc.

By:

Its:

and

By:

Its:

[**] — Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Confidential